Exhibit 99.1

SCIELE PHARMA ACQUIRES TWINJECT® EPINEPHRINE AUTO-INJECTOR

FROM VERUS PHARMACEUTICALS

ATLANTA (March 13, 2008) — Sciele Pharma, Inc. (NASDAQ:SCRX) (“Sciele” or “the Company”) today announced that it has acquired from Verus Pharmaceuticals, Inc. (“Verus”) the Twinject® epinephrine auto-injector (epinephrine injection, USP 1:1000) for the treatment of severe allergic reactions and anaphylaxis.  Under the agreement, Sciele acquired Twinject and certain other related Verus products under development for $29 million.  Verus may also receive additional payments resulting from the achievement of certain development milestones.  Sales in the auto-injectable epinephrine market have increased by 17% per year over the past five years and totaled approximately $200 million in 2007, according to IMS Health® NPA data.

Anaphylaxis is a sudden, severe, and potentially life-threatening allergic reaction triggered by exposure to one or more allergens, including foods, insect stings, drugs, and latex products. Up to 43 million people in the U.S. alone are at risk for anaphylactic episodes, and underlying incidence rates of food-based allergies are increasing. Up to eight percent of children have food allergies, and sensitivities to peanuts and tree nuts among children have doubled in the past five years.

Twinject is available in 0.3 and 0.15 milligram dosage strengths and is indicated in the emergency treatment of severe allergic reaction including anaphylaxis to stinging and biting insects, allergen immunotherapy, foods, drugs, diagnostic testing substances, and other allergens, as well as anaphylaxis to unknown substance or exercise-induced anaphylaxis. Twinject is the only available product approved by the FDA that contains two doses of epinephrine in a single, compact device. This is an important feature, as one out of three reactions may require more than one dose of epinephrine, with the second dose often needed within 10 minutes after the first dose.

Commenting on the announcement, Patrick Fourteau, Chief Executive Officer of Sciele Pharma, Inc., said, “The agreement with Verus allows us to further diversify our product portfolio by adding another new launch to our growing pediatric line.  Sciele continues its business development strategy to leverage our sales force, enhance our product portfolio, and provide additional revenue and earnings growth.”

“At Verus, we have been committed to providing innovative solutions for anaphylaxis patients and their caregivers,” added Robert W. Keith, President and Chief Executive Officer of Verus. “We are very pleased to complete this transaction with Sciele, a company with significant sales and marketing capabilities, which should help broaden and strengthen Twinject’s market reach for the treatment of patients at risk for this life-threatening condition.”

As a result of this acquisition and the previously announced agreement with sanofi-aventis to market Allegra ODT, Sciele is increasing its revenue and earnings guidance for 2008.  Revenues are now expected to increase between $7 million to $15 million to $447 million-$470 million, and earnings per share are expected to increase between $0.02 to $0.04 to $1.99-$2.11 per share.  This guidance for 2008 assumes an R&D expenditure rate of approximately 8% of revenues and does not include any unapproved products or any potential additional restructuring charges related to the new Sular conversion.

More information about anaphylaxis and Twinject is available at www.twinject.com.  Verus Pharmaceuticals® is a registered trademark of Verus Pharmaceuticals, Inc.

About Verus Pharmaceuticals

Verus Pharmaceuticals is dedicated to improving the lives of children and those who care for them. Verus is building a portfolio of products for the unmet medical needs of children through acquisitions and alliances, with an initial focus on the treatment of asthma, allergies, and related diseases and conditions. Verus is differentiated by its pediatric orientation and its strong financial position and experienced management team, which allows the company to capitalize on an extensive network to build its product portfolio and pursue complementary transactions. The company’s rigorous, disciplined approach to strategic decision-making and core competencies in development and commercialization is expected to provide significant value to its partners. More information about Verus is available on the company’s corporate website at www.veruspharm.com.

About Sciele Pharma, Inc.

Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on Cardiovascular, Diabetes, Women’s Health and Pediatrics. The Company’s Cardiovascular and Diabetes products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes; its Women’s Health products are designed to improve the health and well-being of women and mothers and their babies; and its Pediatrics products treat allergies, asthma, coughs and colds, and attention deficit and hyperactivity disorder (ADHD). Founded in 1992 and headquartered in Atlanta, Georgia, Sciele Pharma employs more than 900 people. The Company’s success is based on placing the needs of patients first, improving health and quality of life, and implementing its business platform — an Entrepreneurial Spirit, Innovation, Execution Excellence, Simplicity, and Teamwork.

Important Safety Information

Twinject is designed as an emergency supportive therapy only and is not a replacement or substitute for immediate medical care.

Side effects of Twinject may include anxiety, apprehensiveness, restlessness, weakness, tremor, dizziness, headache, sweating, irregular heartbeat, nausea, vomiting, and/or breathing difficulty. Twinject should be used with extreme caution in people who have heart disease. There are no absolute contraindications to the use of epinephrine in a life threatening allergic reaction.

Epinephrine auto-injectors have fixed amounts of epinephrine. If the patient weighs less than 33 pounds (15 kilograms), please consult a physician.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those described. Although we believe that the expectations expressed in these statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

We may not attain expected revenues and earnings. If we are unsuccessful in obtaining or renewing third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels. If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our future ability to sell these products could be adversely impacted. The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs.

We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties. Strong competition exists in the sale of our promoted products, which could adversely affect expected growth of our promoted products’ sales or increase our costs to sell our promoted products. We may not be able to protect our competitive position for our promoted products from patent infringers. If generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.

Certain of our products have experienced manufacturing issues. If the issues recur and cannot be resolved, our ability to acquire product for sale and sampling will be adversely affected. We may incur unexpected costs in integrating new products into our operations.

We may be unable to develop or market line extensions for our products or, even if developed, obtain patent protection for our line extensions; further, introductions by us of line extensions of our existing products may require that we make unexpected changes in our estimates for future product returns and reserves for obsolete inventory. If these risks occur, our financial results could be adversely affected.

If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted. Our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60mg  dose size of this product has not yet met our expectation.

We may not experience the beneficial results of our acquisitions that we expect to receive, and the acquired products may not meet our sales expectations.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business if a suitable replacement member could not be retained.

An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results. An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our financial results and liquidity. Our business is subject to increasing government price controls and other healthcare cost containment measures. Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market which would adversely affect our business. We may be found noncompliant with applicable federal, state or international laws, rules or regulations which could result in fines and/or product recalls or otherwise cause us to expend significant resources to correct such non-compliance.

A small number of customers account for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales, substantially and adversely impacting our financial results. If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them.

We rely on operational data obtained from IMS, an industry accepted data source. IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels).

Our business and products are highly regulated; the regulatory status of some of our products makes these products subject to increased competition and other risks; and we run the risk that we, or third parties on whom we rely, could violate the governing regulations.

An adverse judgment in the pending patent litigation or in the securities class action litigation in which we and certain and former directors and executive officers are defendants could have a material adverse effect on our results of operations and liquidity.

Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included above. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

Contact:	Joseph T. Schepers
Director of Investor Relations
678-341-1401
ir@sciele.com